Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of W.W. Grainger, Inc. (“Grainger”) for the annual period ended December 31, 2016, (the “Report”), D.G. Macpherson, as Chief Executive Officer of Grainger, and R. L. Jadin, as Chief Financial Officer of Grainger, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Grainger.

/s/ D.G. Macpherson
D.G. Macpherson
Chief Executive Officer
February 28, 2017

/s/ R. L. Jadin
R. L. Jadin
Senior Vice President and Chief Financial Officer
February 28, 2017